Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Slack Technologies, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
San Francisco, California
May 13, 2019